UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) — June 6, 2012

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA	19341-0645
(Address of principal executive offices)	(Zip Code)

(610) 594-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On June 6, 2011, West Pharmaceutical Services, Inc. (“West”) issued a press release announcing the expiration and final results of its previously announced tender offer (the “Offer”) to purchase for cash any and all of its outstanding 4.00% Convertible Junior Subordinated Debentures Due 2047 (“Debentures”).

The Offer expired at 12:00 midnight, New York City time, on June 5, 2012.

As of the expiration of the Offer, $158,364,000 in aggregate principal amount of Debentures, representing approximately 98.06% of the aggregate outstanding principal amount of Debentures, were validly tendered and not properly withdrawn. West has accepted for purchase all Debentures that were validly tendered and not properly withdrawn.

As previously announced by West, the purchase price per $1,000 principal amount of Debentures is $1,038.91. West expects to settle the Offer on June 11, 2012 and to pay an aggregate of approximately $166.0 million (including accrued but unpaid interest to the settlement date) to purchase all of the Debentures that were validly tendered and not properly withdrawn.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (“Exchange Act”) or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated June 6, 2012 announcing expiration and results of tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ William J. Federici
William J. Federici, Vice President and
Chief Financial Officer

June 6, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 6, 2012 announcing expiration and results of tender offer.